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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1999, included in Budget Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and our report dated June 19, 1998, included in Budget Group, Inc. SavingsPlus Plan's Annual Report on Form 11-K for the year ended December 31, 1997, and to all references to our firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP


  Orlando, Florida
  July 6, 1999